EXHIBIT 10.5

REVISED

EXHIBIT A

to

EMPLOYMENT AGREEMENT

Dated as of July 1, 2005

Name:	Susan Kronick

End of Term:	June 30, 2008

Revised Base Compensation:	$1,050,000

Effective Date of Revision:	April 1, 2006

Susan Kronick	FEDERATED CORPORATE SERVICES, INC.